EXHIBIT 4.29

Executive director appointment letter – Mr Michael J Ullmer

The Executive director appointment letter of Mr Michael J Ullmer is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2004 as filed with the Commission on January 20, 2005